Exhibit 24










               Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-48052) under the Securities Act of 1933 of DIMON Incorporated Personal Account Plan of our report dated August 19, 1996 contained in the Annual Report on Form 11-K under the Securities Exchange Act of 1934 for the six months ended June 30, 1996 of DIMON Incorporated Personal Account Plan.



/s/ Snead and Williams, P.L.L.C.
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Snead and Williams, P.L.L.C.
September 12, 1996
Danville, Virginia
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